EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Charles M. Boesel, 312/822-2592	John J. Hanrahan, 312/822-6586
Katrina W. Parker, 312/822-5167	David C. Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES
2nd QUARTER 2006 RESULTS
CHICAGO, August 1, 2006 — CNA Financial Corporation (NYSE: CNA) today announced second quarter of 2006 results, which included the following items:
•	Net operating income from continuing operations for the second quarter of 2006 of $305 million as compared with $272 million for the same period in 2005. The second quarter of 2005 included a $115 million benefit related to a federal income tax settlement and a $36 million loss resulting from a reinsurance commutation.

•	Net income for the second quarter of 2006 of $239 million as compared with $290 million for the same period in 2005. The second quarter of 2006 included net realized investment losses of $64 million as compared to net realized investment gains of $16 million for the same period in 2005.

•	Property & Casualty Operations combined ratio of 95.2%.

	Results for the Three Months		Results for the Six Months
	Ended June 30		Ended June 30
($ millions, except per share data)	2006	2005	2006	2005
		(Restated)		(Restated)
Net operating income (a)	$305	$272	$539	$464
Net realized investment (losses) gains	(64)	16	(63)	2

Net income from continuing operations	241	288	476	466
Net (loss) income from discontinued operations	(2)	2	(8)	9

Net income	$239	$290	$468	$475

(a)	Management utilizes the net operating income financial measure to monitor the Company’s operations. Please refer to Note N of the Consolidated Financial Statements within the 2005 Form 10-K for further discussion of this measure.

Per Share Results Available to Common Stockholders

	Results for the Three Months		Results for the Six Months
	Ended June 30		Ended June 30
	2006	2005	2006	2005
		(Restated)		(Restated)
Net income from continuing operations (a)	$0.87	$1.06	$1.71	$1.69
Net (loss) income from discontinued operations	(0.01)	—	(0.03)	0.03

Net income	$0.86	$1.06	$1.68	$1.72

(a)	The three and six months ended June 30, 2006 per share results available to common stockholders are reduced by $19 million and $38 million, or $0.08 per share and $0.15 per share, of undeclared preferred stock dividends. The three and six months ended June 30, 2005 per share results available to common stockholders are reduced by $18 million and $35 million, or $0.06 per share and $0.13 per share, of undeclared preferred stock dividends.
Net operating income from continuing operations for the three months ended June 30, 2006 increased $33 million as compared with the same period in 2005. Net operating income from the Standard and Specialty segments increased $96 million, and benefited from increased net investment income. Additionally, Standard and Specialty had favorable net prior year development of $12 million for the three months ended June 30, 2006, as compared to unfavorable net prior year development of $33 million for the same period in 2005. The Property & Casualty Operations produced a combined ratio of 95.2% and 99.9% in the second quarter of 2006 and 2005.
Net operating income for Corporate and Other Non-Core decreased $63 million for the three months ended June 30, 2006 as compared to the same period in 2005. The 2005 results included a $115 million benefit related to a federal income tax settlement and a commutation loss of $36 million.
“CNA continues to demonstrate consistently improving financial performance,” said Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation. “Our core Property & Casualty Operations’ combined ratio was 95.2%, the lowest it has been since we formed this unit in 2001. We continue to focus on disciplined pricing, retention of quality customers, controlled new business growth and aggressive expense management. In addition, investment income was a major contributor to our second quarter results.”
Net income for the three months ended June 30, 2006 decreased $51 million as compared with the same period in 2005. This decrease was primarily due to decreased net realized investment results, partially offset by improved net operating income.
Net realized investment losses were $64 million for the three months ended June 30, 2006 as compared to net realized investment gains of $16 million for the three months ended June 30, 2005. The decrease in net realized results was primarily driven by decreased results in fixed maturity securities due to sales of securities at a loss and a modest increase in impairment losses.
Net operating income from continuing operations for the six months ended June 30, 2006 increased $75 million as compared with the same period in 2005. Net operating income from the Standard and Specialty segments increased $163 million, driven by increased net investment income and lower expenses, partially offset by less favorable current accident year results. Additionally, Standard and Specialty had favorable net prior year development of $8 million for the six months ended June 30, 2006, as compared to unfavorable net prior year development of $74 million for the same period in 2005. The Property & Casualty Operations produced a combined ratio of 96.0% and 99.4% for the six months ended June 30, 2006 and 2005.
Net income for the six months ended June 30, 2006 decreased $7 million as compared with the same period in 2005. This decrease was primarily due to decreased net realized investment results and unfavorable results from discontinued operations. These items were partially offset by improved net operating income. The 2005 net income included a federal income tax settlement and a commutation of a finite reinsurance contract.
Net realized investment losses were $63 million for the six months ended June 30, 2006 as compared to net realized investment gains of $2 million for the six months ended June 30, 2005. The decrease in net realized results was primarily driven by decreased results in fixed maturity securities due to sales of securities at a loss.
Segment Results for the Three Months Ended June 30, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$167	$110	$277	$5	$23	$305
Net realized investment losses	(24)	(9)	(33)	(23)	(8)	(64)

Net income (loss) from continuing operations	$143	$101	$244	$(18)	$15	$241

Segment Results for the Three Months Ended June 30, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$100	$81	$181	$5	$86	$272
Net realized investment gains (losses)	17	5	22	(1)	(5)	16

Net income from continuing operations	$117	$86	$203	$4	$81	$288

Segment Results for the Six Months Ended June 30, 2006

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$300	$224	$524	$2	$13	$539
Net realized investment losses	(15)	(7)	(22)	(30)	(11)	(63)

Net income (loss) from continuing operations	$285	$217	$502	$(28)	$2	$476

Segment Results for the Six Months Ended June 30, 2005

					Corporate
	Standard	Specialty	Total P&C	Life & Group	& Other
($ millions)	Lines	Lines	Ops.	Non-Core	Non-Core	Total
Net operating income	$201	$160	$361	$6	$97	$464
Net realized investment gains (losses)	9	8	17	(4)	(11)	2

Net income from continuing operations	$210	$168	$378	$2	$86	$466

Property & Casualty Operations Gross Written Premiums

	Three months ended June 30		Six months ended June 30
($ millions)	2006	2005	2006	2005
Standard Lines	$1,579	$1,543	$3,140	$3,059
Specialty Lines	709	688	1,534	1,457

Total P&C Operations	$2,288	$2,231	$4,674	$4,516

Property & Casualty Operations Net Written Premiums

	Three months ended June 30		Six months ended June 30
($ millions)	2006	2005	2006	2005
Standard Lines	$1,163	$1,134	$2,273	$2,305
Specialty Lines	625	595	1,273	1,189

Total P&C Operations	$1,788	$1,729	$3,546	$3,494

Property & Casualty Calendar Year Loss Ratios

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
Standard Lines	67.6%	71.2%	69.7%	71.1%
Specialty Lines	61.2%	69.0%	60.2%	65.8%
Total P&C Operations	65.3%	70.4%	66.2%	69.3%
Total P&C Companies (a)	73.8%	79.7%	74.5%	77.1%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Calendar Year Combined Ratios

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
Standard Lines	99.1%	103.4%	101.2%	103.5%
Specialty Lines	88.5%	94.0%	87.1%	91.8%
Total P&C Operations	95.2%	99.9%	96.0%	99.4%
Total P&C Companies (a)	103.1%	110.6%	104.7%	108.5%

(a)	P&C Companies includes Standard Lines, Specialty Lines and P&C business written in Life and Group Non-Core and Corporate and Other Non-Core, including CNA Re and asbestos, environmental pollution and mass tort exposures.
Property & Casualty Gross Accident Year Loss Ratios

	Accident year 2006	Accident year 2005	Accident year 2005
	evaluated at	evaluated at	evaluated at
	June 30, 2006	December 31, 2005	June 30, 2006
Standard Lines	65.8%	76.4%	75.1%
Specialty Lines	60.5%	63.7%	62.2%
Total P&C Operations	64.0%	72.2%	70.8%

Property & Casualty Net Accident Year Loss Ratios

	Accident year 2006	Accident year 2005	Accident year 2005
	evaluated at	evaluated at	evaluated at
	June 30, 2006	December 31, 2005	June 30, 2006 (a)
Standard Lines	67.7%	76.3%	74.9%
Specialty Lines	60.3%	63.4%	61.7%
Total P&C Operations	65.0%	71.6%	70.1%

(a)	The 2005 net accident year loss ratio evaluated at June 30, 2006 includes 11 points, 1 point, and 7 points related to catastrophe losses for Standard Lines, Specialty Lines, and P&C Operations.
Business Operating Highlights
Standard Lines includes standard property and casualty coverages sold to small and middle market commercial businesses primarily through an independent agency distribution system. This business also includes excess and surplus lines, as well as insurance and risk management products sold to large corporations.
•	Net written premiums increased $29 million for the second quarter of 2006 as compared with the same period in 2005. Standard Lines retention improved 3 points to 81% while rates, on average, remained flat during the second quarter of 2006.

•	Net operating income increased $67 million for the second quarter of 2006 as compared with the same period in 2005. This increase was primarily driven by an increase in net investment income and favorable net prior year development of $12 million in 2006 as compared to unfavorable net prior year development of $25 million in 2005. These increases to operating income were partially offset by less favorable current accident year results.

•	Net income for the second quarter of 2006 increased $26 million as compared with the same period in 2005. This improvement was attributable to increased net operating income, partially offset by decreased realized investment results.
Specialty Lines provides a broad array of professional, financial and specialty property and casualty products and services.
•	Net written premiums increased $30 million for the second quarter of 2006 as compared with the same period in 2005. Specialty Lines retention improved 1 point to 88% while rates, on average, increased 1% during the second quarter of 2006.

•	Net operating income increased $29 million for the second quarter of 2006 as compared with the same period in 2005. This increase was primarily driven by an increase in net investment income and the absence of a $17 million loss recorded in 2005, after the impact of taxes and minority interests, in the surety line of business related to a large national contractor.

•	Net income increased $15 million for the second quarter of 2006 as compared with the same period in 2005. This increase was attributable to increased net operating income, partially offset by decreased realized investment results.
Life and Group Non-Core primarily includes the results of the life and group lines of business that have either been sold or placed in run-off. Net earned premiums relate primarily to the group and individual long term care businesses.

•	Net results for the second quarter of 2006 decreased $22 million as compared with the same period in 2005, primarily due to an increase in net realized investment losses.
Corporate and Other Non-Core contains certain corporate expenses such as interest on corporate debt, and losses and expenses related to the centralized adjusting and settlement of asbestos, environmental pollution and mass tort claims (APMT). In addition, this segment includes the results of certain property and casualty insurance run-off operations, including CNA Re.
•	Net income for the second quarter of 2006 decreased $66 million as compared with the same period in 2005. Net income for the second quarter of 2005 included $115 million related to a federal income tax settlement and a release of federal income tax reserves, and a commutation loss of $36 million resulting from a finite reinsurance contract. Net income for the second quarter of 2006 includes improved net investment income and the release of a restructuring accrual related to lease termination costs of $8 million.
Net Investment Income
Pretax net investment income for the second quarter of 2006 increased $113 million over the same period of 2005. The improvement was primarily driven by interest rate increases across fixed maturity securities and short term investments, an increase in asset base and a reduction of interest expense on funds withheld and other deposits. Commutations of significant finite reinsurance contracts completed in 2005 contributed to the increase in asset base and the decrease in interest expense.
About the Company
CNA is the country’s seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA’s insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA’s services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held from 10:00 a.m. to 11:00 a.m. ET today. On the conference call will be Stephen W. Lilienthal, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (800) 500-0177 or for international callers (719) 457-2679. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA Website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available on CNA’s website through August 8, 2006. The replay can also be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820 and using passcode 2049827. Financial supplement information related to the second quarter results is available on the investor relations pages of the CNA Website or by contacting David Adams at (312) 822-2183.
FORWARD-LOOKING STATEMENT
This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA’s filings with the Securities and Exchange Commission, available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA’s expectations or any related events, conditions or circumstances change.
In evaluating the results of the Standard Lines and Specialty Lines, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also contain financial measures that are not in accordance with GAAP. For reconciliations of non-GAAP measures to the most comparable GAAP measures, refer to this press release and the financial supplement posted on the Company’s website.
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